Exhibit 10.1(c)

`NORTHWESTERN CORPORATION
2005 DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

Effective February 1, 2005

2

NORTHWESTERN CORPORATION
2005 DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

Effective February 1, 2005

PREAMBLE

NorthWestern Corporation (the “Company”), a Delaware corporation, by resolution of its Board of Directors dated January        , 2005, has adopted this NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors (the “Plan”), effective as of February 1, 2005, for the benefit of non-employee members of its Board of Directors.

The Plan is a nonqualified deferred compensation plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation for non-employee directors of the Company.

ARTICLE 1
Definitions

Whenever the following terms are used in the Plan with the first letter capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary.

1.1                                 “Account” of a Participant shall mean the Participant’s individual deferred compensation account established for his or her benefit pursuant to Section 4.1 hereof that is credited with amounts equal to (a) the portion of the Participant’s Qualified Compensation that he or she elects to defer pursuant to Section 3.1, and (b) earnings and losses pursuant to Section 4.5.

1.2                                 “Administrator” shall mean NorthWestern Corporation, acting through the Board and any committee that the Board has appointed to act at its pleasure to administer the Plan.  If the Board or a committee of the Board appoints any Delegate under Section 7.4 hereof, the term “Administrator” shall mean the Delegate as to those duties, powers and responsibilities specifically conferred upon the Delegate.  Notwithstanding any delegation of authority, the Board shall, with respect to any matter arising under this Plan, have the authority to act in lieu of the Administrator, any Delegate, any sub-committee, or any other person.

1.3                                 “Board” shall mean the Board of Directors of NorthWestern Corporation.  The Board may delegate any power or duty otherwise allocated to the Administrator to any other person or persons, including a sub-committee or sub-committees, appointed under Section 7.4 hereof.

1.4                                 “Change in Control” shall mean any of the following:

(a)                                  the acquisition by any person, entity or group of persons, within the meaning of Treas. Reg. § 1.280G-1, Q/A 27(b), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock of the Company that, together with Company stock held by such person, entity or group, constitutes at least fifty percent (50%) of either the total fair market value or total voting power of the Company’s then outstanding stock, or

(b)                                 the acquisition (or series of acquisitions over the twelve (12)-month period ending on the date of the most recent acquisition) by any person, entity or group of persons, within the meaning of Treas. Reg. § 1.280G-1, Q/A 27(b), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock of the Company that that constitutes thirty-five percent (35%) or more of the total voting power of the stock of the Company, or

(c)                                  the replacement during any twelve (12)-month period of a majority of the members of the Board by directors whose appointment or election is not endorsed by a majority of the Board prior to their appointment or election, or

(d)                                 the acquisition (or series of acquisitions over the twelve (12)-month period ending on the date of the most recent acquisition) by any person, entity or group of persons, within the meaning of Treas. Reg. § 1.280G-1, Q/A 27(b), of ownership of forty percent (40%) or more of the total gross fair market value of the Company’s assets immediately prior to such acquisition or series of acquisitions.

1.5                                 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with regulations there under.

1.6                                 “Company” shall mean NorthWestern Corporation and all of its affiliates, and any entity which is a successor in interest to the Company.

1.7                                 “Deferred Share Units” shall have the meaning set forth in Section 9 of the Company’s 2004 Employee Incentive Plan.

1.8                                 “Delegate” shall mean each Delegate appointed in accordance with Section 7.4.

1.9                                 “Disability” shall mean a Participant’s condition such that he or she is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the participant’s employer.

1.10                           “Eligible Person” shall mean all non-employee members of the Board.

1.11                           “Enrollment Documents” shall mean the Deferral Election Form, the Investment Election Form, and the Distribution Election Form in the form attached hereto as Exhibits A, B, and C, respectively.  The Administrator shall have the discretion to change the terms and conditions of any Enrollment Document at any time prior to the date on which it becomes a legally binding agreement pursuant to the terms of Section 3.1 below.

1.12                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, together with regulations there under.

1.13                           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.14                           “Hardship” of a Participant, shall mean an unforeseeable emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship resulting from any one or more of the following:

(a)                                  a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant;

(b)                                 a loss of the Participant’s property due to casualty; or

(c)                                  other such extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control.

Examples of purposes that are not considered to be a Hardship include post-secondary school expenses or the desire to purchase a residence.  Whether a Participant has incurred a Hardship shall be determined by the Administrator in its discretion on the basis of all relevant facts and circumstances and in accordance with nondiscriminatory and objective standards, uniformly interpreted and consistently applied.

1.15                           “Investment Fund” shall mean any of the investment funds that the Administrator so designates as available investment vehicles for measuring the return on Accounts under the Plan.

1.16                           “Participant” shall mean each Eligible Person who elects to participate in the Plan as provided in Article 2 and who defers Qualified Compensation pursuant to Article 3 of the Plan.  Each of such persons shall continue to be a “Participant” until they have received all benefits due under the Plan.

1.17                           “Plan” shall mean the NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors.

1.18                           “Plan Year” shall mean the 12-month period beginning on January 1st and ending on December 31st.

1.19                           “Qualified Compensation” shall mean any compensation which may be payable to a Participant that may be designated on an Deferral Election Form.

1.20                           “Separation from Service” shall mean a Participant’s termination of service as a member of the Board of the Company for any reason, including the Participant’s involuntary termination, resignation, death, Disability, or retirement.

1.21                           “Trust” shall mean the trust established by the NorthWestern Corporation Grantor Trust Agreement.

1.22                           “Trustee” shall mean the trustee of the Trust, and shall refer to the successor of any trustee who resigns or is removed in accordance with the terms of the Trust.

ARTICLE 2
Eligibility

2.1                                 Requirements for Participation.  Any Eligible Person who executes the Enrollment Documents shall become a Participant on the date on which the Administrator receives and accepts such documents.

2.2                                 Enrollment Procedure.  The Company will be deemed to have accepted an Eligible Person’s Enrollment Documents as of the date of their delivery to the Company’s Corporate Secretary or Delegate, unless the Administrator sends the Eligible Person a written notice of rejection within ten (10) business days after receiving the Enrollment Documents.

ARTICLE 3
Participant Deferrals

3.1                                 Deferral of Qualified Compensation.  To the extent allowed by the Administrator, each Eligible Person may elect to defer into his or her Account up to 100% of any Qualified Compensation that would otherwise be payable to him or her for any Plan Year, subject to any conditions or limitations that the Administrator may implement for a Plan Year through a written notice delivered to Eligible Persons at least thirty (30) days before the Plan Year begins.

An Eligible Person shall make any election pursuant to this Section 3.1 by completing and delivering his or her Enrollment Documents to the Administrator no later than the December 15th preceding the Plan Year to which they relate.  Notwithstanding the foregoing, with respect to the Plan Year beginning in 2005 or to individuals who first become eligible for the Plan during the course of an ongoing Plan year, Eligible Persons may complete and deliver to the Administrator his or her Enrollment Documents within thirty (30) days of the date they become eligible for Plan participation, in which event the Enrollment Documents shall apply only to Qualified Compensation that would otherwise be payable for services performed after such deferral election is made.

3.2                                 Modification of Deferral Elections.  A Participant’s election to defer Qualified Compensation is irrevocable for the Plan Year to which it relates, subject to the right of the Participant to terminate future deferrals during a Plan Year by written notice to the Administrator, in which event the Administrator shall as soon as administratively practical apply such termination to Qualified Compensation which has not yet been earned or deferred by the Participant.

ARTICLE 4
Deferred Compensation Accounts

4.1                                 Deferred Compensation Accounts.  The Administrator shall establish and maintain for each Participant an Account to which shall be credited pursuant to Section 4.3 hereof, and from which shall be debited the Participant’s distributions and withdrawals under Articles 5 and 6.  Such Account may be a simple account payable in the Company’s financial records.

4.2                                 Account Elections.

(a)                                  At the time of making the deferral elections described in Section 3.1, the Administrator may in its discretion permit one or more Participants to designate whether such deferral shall be irrevocably credited to his or her Account in cash or DSUs, or some combination of the two.  Notwithstanding the foregoing, to the extent a Participant defers Qualified Compensation that would otherwise be paid in shares of the Company’s common stock, those shares (and any earnings thereon) shall be credited to the Participant’s Account and shall be used to settle that portion of the Participant’s Account.

(b)                                 With respect to deferrals credited in cash to a Participant’s Account, the Participant must designate, on the investment election form provided by the Administrator as part of the Enrollment Documents, the Investment Funds in which the Participant’s Account will be deemed to be invested for purposes of determining the amount of earnings to be credited to his or her Account.  In making the designation pursuant to this Section 4.2(b), the Participant may specify that all or any fraction of his or her Account be deemed to be invested, in whole percentage increments, in one or more of the Investment Funds provided under the Plan as communicated from time to time by the Administrator.  Effective as of the end of any calendar month, a Participant may change the designation made under this Section 4.2(b) by filing a superseding investment election form by the 25th day of such month.

4.3                                 Crediting of Deferred Compensation.  As of the first day of each calendar month that begins after the Plan takes effect, each Participant’s Account shall be credited with an amount that is equal to the amount of the Participant’s Qualified Compensation which such Participant has elected to defer under Article 3 and which would otherwise have been paid in cash to the Participant during the preceding month.

4.4                                 Crediting of Earnings.  With respect to each Participant’s Account, beginning with the first day of the month after the Plan takes effect, earnings, if any, shall be credited at a rate equal to the earnings experience of the Investment Fund(s) selected by the Participant on his or her Investment Election Form for that percentage of the Participant’s Accounts that are invested in each selected Investment Fund.  Earnings shall be credited on such valuation dates as the Administrator shall determine, but not less frequently than once per calendar year.

4.5                                 Applicability of Account Values.  The value of each Participant’s Account as determined as of a given date under this Article, plus any amounts subsequently allocated thereto under this Article, and less any amounts distributed or withdrawn under Articles 5 or 6 shall remain the value thereof for all purposes of the Plan until the Account is revalued hereunder.

4.6                                 Vesting of Deferred Compensation Accounts.  Each Participant’s interest in his or her Account shall be 100% vested and non-forfeitable at all times.

4.7                                 Assignments, Etc. Prohibited.  No part of any Participant’s Account shall be liable to anyone other than the Company for the debts, contracts or engagements of the Participant, or the Participant’s beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any rights to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever except to designate a beneficiary as provided in Section 5.3.

ARTICLE 5
Distribution of Accounts

5.1                                 Distributions upon a Participant’s Separation from Service.  The Account of a Participant who incurs a Separation from Service other than on account of death shall be paid to the Participant as elected in accordance with Section 5.3.  The Participant may choose from among the following forms of distribution:

(a)                                  A lump sum distribution payable within thirty (30) days following his or her Separation from Service.

(b)                                 Approximately equal annual installments over any designated number of years (not to exceed ten (10)) from the date the payments commence, which shall commence —

(1)                                  a date that is within thirty (30) days following the date of the Participant’s Separation from Service;

(2)                                  on the January 1st that next follows a specified number of years after the date of such Separation from Service;

(3)                                  on a specified anniversary of the date of such Separation of Service;

(4)                                  on a specified date, such as the Participant attaining a specified age (but not an occurrence such as a child commencing college); or

(5)                                  on a Change in Control of the Company, in accordance with Section 409A of the Code and its associated regulations.

A Participant may elect a distribution pursuant to this Section 5.1 in such other forms, or payable upon such other commencement dates, as are specified by the Administrator in the Enrollment Documents; provided, however, that no such election shall provide for payments to be made more than ten (10) years after such Participant’s Separation from Service.

5.2                                 Distributions upon a Participant’s Death.  Notwithstanding anything to the contrary in the Plan, the remaining balance of the Account of a Participant who dies (i) shall be paid to the persons and entities designated by the Participant as his or her beneficiaries for such purpose and (ii) shall be paid in the manner set forth in this Section 5.2.  Upon a Participant’s death, such balance shall be paid as specified by the Participant in an election made pursuant to Section 5.3.  Such election shall specify whether payment shall be made –

(a)                                  in a lump-sum distribution within thirty (30) days following the Participant’s death, which shall be the default form of distribution absent a clear election; or

(b)                                 in accordance with the distribution election made pursuant to Section 5.1 hereof (in which case such Participant’s death shall be considered the date of such Participant’s Separation from Service for purposes of determining the date of commencement of distribution under such election).

If the Participant fails to make a beneficiary election pursuant to Section 5.3, his or her spouse shall be deemed to be the beneficiary of his or her Account, provided that if the Participant does not have a spouse at the time of his or her death, the Participant’s estate shall be deemed to be the beneficiary of his or her Account.

5.3                                 Election of Manner and Time of Distribution.  At the time a Participant elects to defer Qualified Compensation under Article 3, he or she shall make distribution elections on the Enrollment Documents and deliver such forms to the Administrator.  Such elections shall apply to the portion of the Participant’s Account that is attributable to Qualified Compensation deferred under the applicable Enrollment Documents while such Enrollment Documents are in effect.  A Participant may change such elections through one or more subsequent elections that in each case (i) do not take effect until at least twelve (12) months after the date on which such election is made, (ii) are delivered to the Administrator at least one (1) year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election from the choices set forth in Section 5.1(b)(2) through 5.1(b)(5) hereof, and (iii) defer the commencement of distributions by at least five (5) years from the originally scheduled commencement date (except for distributions that commence because of the Participant’s death, Disability, or Hardship).

5.4                                 Applicable Taxes.  All distributions under the Plan shall be subject to withholding for all amounts that the Company is required to withhold under federal, state or local tax law.

5.5                                 Nature and Sources of Benefit Payments.

(a)                                  The Company shall make distributions of Accounts in cash, except to the extent a Participant has elected pursuant to Sections 3.1 and 4.2 above either (i) to defer compensation into Deferred Share Units (as defined in the Company’s 2005 Long-Term Incentive Plan (the “LTIP”) that shall be issued pursuant to the LTIP, in which event that distribution shall occur in shares of the Company’s common stock, or (ii) to defer Qualified Compensation that would otherwise be paid in shares of the Company’s common stock.

(b)                                 The Company shall make cash distributions to Participants and their beneficiaries only from its general assets, provided that the Company may at any time create a Trust with a Trustee.  If the Company creates a Trust, the Company shall cause the Trust to be funded as soon as practicable after the end of each calendar month.  The Company shall contribute liquid assets to the Trust in an amount equal to (1) the amount deferred and elected to be credited in cash by each Participant; and (2) net of any distributions paid pursuant to Article 6.  Notwithstanding the creation of a Trust, Participants shall at all times have the status of general unsecured creditors with respect to their rights under the Plan.

(c)                                  Notwithstanding the foregoing, as soon as practicable following a Change in Control, the Company shall create a Trust with the Trustee.  The Company shall contribute liquid assets to the Trust in an amount equal to the sum of (i) the aggregate Account balances of all Participants at the time the Change in Control occurred, and (ii) the reasonable costs expected to be necessary in order for the Trust proceeds to pay for the Trust’s administration until its final termination.

(d)                                 Although the principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and beneficiaries as set forth therein, neither the Participants nor their beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust prior to the time such assets are paid to the Participants or beneficiaries as benefits and all rights created under this Plan shall be unsecured contractual rights of Participants and beneficiaries against the Company.  Any assets held in the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of insolvency as defined in the Trust.

ARTICLE 6
Withdrawals From Accounts

6.1                                 Hardship Distributions from Accounts.  In the event a Participant suffers a Hardship, the Participant may apply to the Administrator for an immediate distribution of all or a portion of the Participant’s Account.  The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s Hardship, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the Hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of the Participant’s deferrals under the Plan.  The Administrator shall determine whether a Participant has a qualifying Hardship and the amount which qualifies for distribution, if any.  The Administrator may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.  Notwithstanding the foregoing, a financial need shall not constitute a Hardship unless it is for at least $175,000 for the Chairman of the Board or $100,000 for all other Participants (or the entire vested principal amount of the Participant’s Accounts, if less).

6.2                                 Payment of Withdrawals.  All withdrawals under this Article 6 shall be paid within thirty (30) days after a valid election to withdraw is delivered to the Administrator.  The Administrator shall give prompt notice to the Participant if an election is invalid and is therefore rejected, identifying the reason(s) for the invalidity.  If the Administrator has not paid but has not affirmatively rejected an election within the thirty (30) day deadline, then the election shall be deemed rejected on the thirtieth (30th) day.  If a withdrawal election is rejected, the Participant may bring a claim for benefits under Section 7.11.

6.3                                 Effect of Withdrawals.  If a Participant receives a withdrawal under this Article 6 after payments have commenced under Section 5.1, the remaining payments shall be recalculated, by reamortizing the remaining payments over the remaining term and applying the method used to credit earnings under Section 4.3.

6.4                                 Applicable Taxes.  All withdrawals under the Plan shall be subject to withholding for all amounts which the Company is required to withhold under federal, state or local tax law.

ARTICLE 7
Administrative Provisions

7.1                                 Administrator’s Duties and Powers.  The Administrator shall conduct the general administration of the Plan in accordance with the Plan and shall have all the necessary power, authority and discretion to carry out that function. Among its necessary powers and duties are the following:

(a)                                  To delegate all or part of its function as Administrator to others and to revoke any such delegation.

(b)                                 To determine questions of eligibility of Participants and their entitlement to benefits, subject to the provisions of Section 7.11.

(c)                                  To select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians, or other persons to render service or advice with regard to any responsibility the Administrator or the Board has under the Plan, or otherwise, to designate such persons to carry out fiduciary responsibilities under the Plan, and (together with the Administrator, the Company, the Board and the officers and Employees of the Company) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith.

(d)                                 To interpret the Plan and any relevant facts for purpose of the administration and application of the Plan, in a manner not inconsistent with the Plan or applicable law and to amend or revoke any such interpretation.

(e)                                  To conduct claims procedures as provided in Section 7.11.

7.2                                 Limitations Upon Powers.  The Plan shall be uniformly and consistently administered, interpreted and applied with regard to all Participants in similar circumstances.  The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.  Notwithstanding the foregoing, the distribution forms and commencement dates specified in Section 5.1 shall apply to such Participants, and in such manner, as the Administrator determines in its sole discretion.

7.3                                 Final Effect of Administrator Action.  Except as provided in Section 7.11, all actions taken and all determinations made by the Administrator shall, unless arbitrary and capricious, be final and binding upon all Participants, the Company, and any person interested in the Plan.

7.4                                 Delegation by Administrator.

(a)                                  The Administrator may, but need not, appoint a Delegate which may be a single individual or a sub-committee or sub-committees consisting of two or more members, to hold office during the pleasure of the Administrator. The Delegate shall have such powers and duties as are delegated to it by the Administrator. The Delegate and/or sub-committee members shall not receive payment for their services as such.

(b)                                 Appointment of the Delegate and/or sub-committee members shall be effective upon the filing of written acceptance of appointment with the Administrator.

(c)                                  The Delegate and/or sub-committee member may resign at any time by delivering written notice to the Administrator.

(d)                                 Vacancies in the Delegate and/or sub-committee shall be filled by the Administrator.

(e)                                  If there is a sub-committee, the sub-committee shall act by a majority of its members in office; provided, however, that the sub-committee may appoint one of its members or a delegate to act on behalf of the sub-committee on matters arising in the ordinary course of administration of the Plan or on specific matters.

7.5                                 Indemnification by the Company; Liability Insurance.  The Company shall pay or reimburse any of the Company’s officers, directors, Administrator, sub-committee members, Delegates, or Employees who are fiduciaries with respect to the Plan for all expenses incurred by such persons with respect to, and shall indemnify and hold them harmless from, all claims, liability and costs (including reasonable attorneys’ fees) arising out of the performance of their duties under the Plan, provided that such persons do not act negligently in the performance of such duties. The Company may obtain and provide for any such person, at the Company’s expense, liability insurance against liabilities imposed on such person by law.

7.6                                 Recordkeeping

(a)                                  The Administrator shall maintain suitable records of each Participant’s Account which, among other things, shall show separately deferrals and the earnings and/or dividends credited thereon, as well as distributions and withdrawals therefrom and records of its deliberations and decisions.

(b)                                 The Administrator shall appoint a secretary, and at its discretion, an assistant secretary, to keep the record of proceedings, to transmit its decisions, instructions, consents or directions to any interested party, to execute and file, on behalf of the Administrator, such documents, reports or other matters as may be necessary or appropriate under ERISA and to perform ministerial acts.

(c)                                  The Administrator shall not be required to maintain any records or accounts which duplicate any records or accounts maintained by the Company.

7.7                                 Statement to Participants.  By March 15 of each year, the Administrator shall furnish to each Participant a statement setting forth the value of the Participant’s Account as of the preceding December 31 and such other information as the Administrator shall deem advisable to furnish.

7.8                                 Inspection of Records.  Copies of the Plan and records of a Participant’s Account shall be open to inspection by the Participant or the Participant’s duly authorized representative at the office of the Administrator at any reasonable business hour.

7.9                                 Identification of Fiduciaries.  The Administrator shall be the named fiduciary of the Plan and, as permitted or required by law, shall have exclusive authority and discretion to operate and administer the Plan.

7.10                           Procedure for Allocation of Fiduciary Responsibilities.  Fiduciary responsibilities under the Plan are allocated as follows:

(i)                                     The sole duties, responsibilities and powers allocated to the Board, any Administrator and any fiduciary shall be those expressly provided in the relevant Sections of the Plan.

(ii)                                  All fiduciary duties, responsibilities, and powers not allocated to the Board, any Administrator or any fiduciary, are hereby allocated to the Administrator, subject to delegation.

Fiduciary duties, responsibilities and powers under the Plan may be reallocated among fiduciaries by amending the Plan in the manner prescribed in Section 8.6, followed by the fiduciaries’ acceptance of, or operation under, such amended Plan.

7.11                           Claims Procedure

(a)                                  Any Participant or beneficiary has the right to make a written claim for benefits under the Plan. If such a written claim is made, and the Administrator wholly or partially denies the claim, the Administrator shall provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant:

(i)                                     the specific reason or reasons for such denial;

(ii)                                  specific reference to pertinent Plan provisions on which the denial is based;

(iii)                               a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and an

(iv)                              explanation of the Plan’s claims review procedure and time limits applicable to those procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) if the claim is denied on appeal.

(b)                                 The written notice of any claim denial pursuant to Section 7.11(a) shall be given not later than ninety (90) days after receipt of the claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing the claim, in which event:

(i)                                     written notice of the extension shall be given by the Administrator to the claimant prior to ninety (90) days after receipt of the claim;

(ii)                                  the extension shall not exceed a period of ninety (90) days from the end of the initial ninety (90) day period for giving notice of a claim denial; and

(iii)                               the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Administrator expects to render the benefit determination.

(c)                                  The decision of the Administrator shall be final unless the claimant, within sixty (60) days after receipt of notice of the claims denial from the Administrator, submits a written request to the Board, or its delegate, for an appeal of the denial. During that sixty (60) day period, the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. The claimant shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits as part of the claimant’s appeal. The claimant may act in these matters individually, or through his or her authorized representative.

(d)                                 After receiving the written appeal, if the Board, or its delegate, shall issue a written decision notifying the claimant of its decision on review, not later than sixty (60) days after receipt of the written appeal, unless the Board or its delegate determines that special circumstances require an extension of time for reviewing the appeal, in which event:

(i)                                     written notice of the extension shall be given by the Board or its delegate prior to sixty (60) days after receipt of the written appeal;

(ii)                                  the extension shall not exceed a period of sixty (60) days from the end of the initial sixty (60) day review period; and

(iii)                               the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Board or its delegate expects to render the appeal decision.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is received by the Board or its delegate, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing of the appeal. If the period of time for reviewing the appeal is extended as permitted above, due to a claimant’s failure to submit information necessary to decide the claim on appeal, then the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(e)                                  In conducting the review on appeal, the Board or its delegate shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the Board or its delegate upholds the denial, the written notice of decision from the Board or its delegate shall set forth, in a manner calculated to be understood by the claimant:

(i)                                     the specific reason or reasons for the denial;

(ii)                                  specific reference to pertinent Plan provisions on which the denial is based;

(iii)                               a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

(iv)                              statement of the claimant’s right to bring a civil action under ERISA 502(a).

(f)                                    If the Plan or any of its representatives fail to follow any of the above claims procedures, the claimant shall be deemed to have duly exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedies under ERISA Section 502(a), including but not limited to the filing of an action for immediate declaratory relief regarding benefits due under the Plan.

7.12                           Conflicting Claims.  If the Administrator is confronted with conflicting claims concerning a Participant’s Account, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion, and in either case, the attorneys’ fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant’s Account.

7.13                           Service of Process.  The Corporate Secretary of NorthWestern Corporation is hereby designated as agent of the Plan for the service of legal process.

7.14                           Fees.  Any fees associated with ongoing plan administration shall be paid by the Company.

ARTICLE 8
Miscellaneous Provisions

8.1                                 Termination of the Plan

(a)                                  While the Plan is intended as a permanent program, the Board shall have the right at any time to declare the Plan terminated completely as to the Company or as to any group, division or other operational unit thereof or as to any affiliate thereof.

(b)                                 The Separation from Service of any Eligible Person without such a declaration shall not result in a termination of the Plan.

(c)                                  In the event of any termination, the Board, in its sole and absolute discretion may elect:

(i)                                     to maintain Participants’ Accounts, payment of which shall be made in accordance with Articles 5 and 6; or

(ii)                                  to the extent the Administrator determines that such action would not violate Section 409A of the Code, liquidate the portion of the Plan attributable to each Participant as to whom the Plan is terminated and distribute each such Participant’s Account in a lump sum or pursuant to any method which is at least as rapid as the distribution method elected by the Participant under Section 5.1.

8.2                                 Limitation on Rights of Participants.  The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Eligible Person.  Inclusion under the Plan will not give any Eligible Person any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan.  The doctrine of substantial performance shall have no application to Eligible Persons, Participants or any other persons entitled to payments under the Plan.

8.3                                 Consolidation or Merger; Adoption of Plan by Other Companies.

(a)                                  In the event of the consolidation or merger of the Company with or into any other entity, or the sale by the Company of substantially all of its assets, the resulting successor may continue the Plan by adopting it in a resolution of its Board of Directors.  If within ninety (90) days from the effective date of such consolidation, merger or sale of assets, such successor corporation does not adopt the Plan, the Plan shall be terminated in accordance with Section 8.1.

(b)                                 There shall be no merger or consolidation with, or transfer of the liabilities of the Plan to, any other plan unless each Participant in the Plan would have, if the combined or successor plans were terminated immediately after the merger, consolidation, or transfer, an account which is equal to or greater than his or her corresponding Account under the Plan had the Plan been terminated immediately before the merger, consolidation or transfer.

8.4                                 Errors and Misstatements.  In the event of any misstatement or omission of fact by a Participant to the Administrator or any clerical error resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall cause the Company to pay the Participant or any other person entitled to payment under the Plan any underpayment in cash or Company stock (whichever shall be applicable to the situation) in a lump sum, or to recoup any overpayment from future payments to the Participant or any other person entitled to payment under the Plan in such amounts as the Administrator shall direct, or to proceed against the Participant or any other person entitled to payment under the Plan for recovery of any such overpayment.

8.5                                 Payment on Behalf of Minor, Etc.  In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator in its sole judgment, to have assumed the care of such minor or other person.  Any payment made pursuant to such determination shall constitute a full release and discharge of the Company, the Board, the Administrator, the Administrator and their officers, directors and employees.

8.6                                 Amendment of Plan.  The Plan may be wholly or partially amended by the Board from time to time, in its sole and absolute discretion, including prospective amendments which apply to amounts held in a Participant’s Account as of the effective date of such amendment and including retroactive amendments necessary to conform the Plan to the provisions and requirements of ERISA or the Code; provided, however, that no amendment shall decrease the amount of any Participant’s Account as of the effective date of such amendment.  Notwithstanding the foregoing, this Section 8.6 shall not be amended in any respect on or after a Change in Control and no amendment to this Plan shall reduce, limit or eliminate any rights of a Participant to withdrawals pursuant to Article 6 for deferrals for which elections under Section 3.1 occurred prior to the effective date of the amendment, without the Participant’s prior written consent, except for amendments necessary to conform to the provisions and requirements of ERISA or the Code.

8.7                                 Governing Law.  All disputes relating to or arising from the Plan shall be governed by ERISA and to the extent applicable the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law.  If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

8.8                                 Pronouns and Plurality.  The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

8.9                                 Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

8.10                           References.  Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed statute, regulation or document.

Exhibit A

NORTHWESTERN CORPORATION
2005 DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

Deferral Election Form

AGREEMENT, made this _____ day of _________ 20____, by and between me, as a participant in the NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors (the “Plan”), and NorthWestern Corporation (the “Company”).

WHEREAS, the Company has established and maintains the Plan and the NorthWestern Corporation 2005 Long-Term Incentive Plan (the “LTIP”), and I am eligible to participate in the Plan and the LTIP on the terms and conditions set forth therein; and

WHEREAS, I understand that terms herein that begin with initial capital letters will have the defined meaning set forth in the Plan (unless the context clearly indicates a different meaning).

NOW THEREFORE, it is mutually agreed as follows:

1.                                       By the execution hereof, I agree to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, make the elections set forth herein effective –

_____	on the January 1st that follows the Administrator’s acceptance of my Enrollment Documents.

_____

on the first day of the next calendar month, but only if this election occurs within the 30-day period after I first become eligible for Plan participation. (NOTE: applicable only to elections made with respect to the 2005 Plan Year or in subsequent Plan Years by newly elected directors).

2.                                       For the duration of this election (as determined under paragraph 4 below), I hereby elect to defer the receipt of the following percentage(s) of Qualified Compensation that the Company will withhold and credit to my Deferral Account pursuant to the Plan:

_____%	of my annual cash retainer (up to 100%).

_____%	of my cash-based director fees (up to 100%).

_____%	of my director fees (up to 100%) otherwise payable in shares of the Company’s common stock.

3.                                       I hereby elect to have any cash-based Qualified Compensation that I defer pursuant to paragraph 2 above credited to my Account for future distribution, in accordance with Section 5.5 of the Plan, in the form of –

___%                cash to be credited with earnings determined in accordance with Section 4.4 of the Plan.

___%                shares of common stock of the Company, which shall be credited, prior to their distribution, in the form of deferred share units (“DSUs”) granted under the LTIP.

Note that any DSUs or stock-based Qualified Compensation will be settled in common stock of the Company issued pursuant to the LTIP or other arrangement identified by the Administrator.

4.                                       I recognize and agree that this election will remain in effect indefinitely, until the earliest of (a) the date on which my service as a member of the Board terminates, (b) the date on which the Administrator receives a written notice in which I terminate this election, and (c) the effective date of a superseding election made using Enrollment Documents acceptable to the Administrator.

5.                                       By the execution hereof, I further recognize and agree to participate in the Plan upon the terms and conditions set forth therein, including but not limited to the following terms:

(a)                                  This election is irrevocable with respect to any Qualified Compensation that is deferred during the term of this election.

(b)                                 I may change this election effective on the next following January 1st by filing a superseding election using Enrollment Documents accepted by the Administrator.

(c)                                  Unless arbitrary and capricious, any decisions of the Administrator with respect to the operation, interpretation, or administration of the Plan or my Account will be final and binding on me and all other interested parties.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:	PARTICIPANT

Witnessed by:	NORTHWESTERN CORPORATION

By

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Exhibit B

NORTHWESTERN CORPORATION
2005 DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

Investment Election Form

WHEREAS, NorthWestern Corporation (the “Company”) has established the NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors (the “Plan”), and I am eligible to make an investment election pursuant to Section 4.2(b) of the Plan.

NOW THEREFORE, I hereby elect as follows:

1.                                       I direct that any amounts credited in cash to my Account under the Plan will appreciate or depreciate from the effective date hereof, as though they were invested as follows:

____%	________________________.

____%	________________________.

____%	________________________.

____%	________________________.

____%	________________________.

____%	________________________.

____%	________________________.

____%	________________________.

____
100%

2.                                       The investment election I made in the prior paragraph shall be effective on the first day of the month next following the effective date of this Investment Election Form (or such earlier date as determined by the Administrator), and shall remain in effect until the effective date of a properly executed superseding investment election form.

IN WITNESS WHEREOF, I have executed this form on the ______ day of_____________________________ 20____.

Witnessed by:	PARTICIPANT

A member of the Board of Directors

Exhibit C

NORTHWESTERN CORPORATION
2005 DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

Distribution Election Form

AGREEMENT, made this _____ day of ________________________ 20_____, by and between me, a participant in the NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors (the “Plan”), and NorthWestern Corporation (the “Company”).  The parties agree that any term that begins herein with initial capital letters shall have the special meaning defined in the Plan, unless the context clearly requires otherwise.

NOW THEREFORE, it is mutually agreed as follows:

1.                                       Form of Payment Generally.  By the execution hereof, I agree to participate in the Plan, upon the terms and conditions set forth therein, and, in accordance therewith, elect to have my Account distributed in cash as follows:

☐                                    in a lump sum payable within thirty (30) days from the date my service with the Company terminates.

☐                                    in substantially equal annual payments over a period of ____ years (not to exceed 10 years from the date my service with the Company terminates).

2.                                       Timing of Payment.  If I elected to receive my Account in substantially equal annual payments in paragraph 1 hereof, I direct that my Account begin to be distributed to me as follows:

☐                                    within thirty (30) days following my Separation from Service with the Company.

☐                                    on the January 1st that next follows the date that is _____ years (not more than 10 years) after my Separation from Service on the Board.

☐                                    on the ______ (not more than 10th) anniversary of my Separation from Service on the Board.

☐                                    on the ______ anniversary of the effective date of this Distribution Election Form.

☐                                    on the first date of the month next following my _____ birthday.

3.                                       Payment Upon a Change in Control.  __________  By initialing in the preceding space, I direct that upon a Change in Control of the Company my entire Account be distributed to me in one lump sum payable as soon as practicable following the Change in Control.

4.                                       Form of Payment to Beneficiary.  In the event of my death, my Account shall be distributed —

☐                                    in one lump sum payment within thirty (30) days following my death.

☐                                    in accordance with the payment schedule selected in paragraphs 1, 2, and 3 hereof (with payments made as though I survived to collect all benefits, and as though I terminated service on the date of my death, if payments had not already begun).

5.                                       Designation of Beneficiary. In the event of my death before I have collected all of the benefits payable under the Plan, I hereby direct that any remaining benefits payable under the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 4 in the manner elected pursuant to paragraph 4 above:

a.                                       Primary Beneficiary.  I hereby designate the person(s) named below to be my primary beneficiary and to receive the balance of any unpaid benefits under the Plan.

Name of Primary Beneficiary	Social Security Number	Mailing Address	Percentage of Death Benefit
%
%

b.                                      Contingent Beneficiary.  In the event that the primary beneficiary or beneficiaries named above are not living at the time of my death, I hereby designate the following person(s) to be my contingent beneficiary for purposes of the Plan:

Name of Contingent Beneficiary	Social Security Number	Mailing Address	Percentage of Death Benefit
%
%

6.                                       Effect of Election.  The elections made in paragraphs 1 and 2 hereof shall apply –

☐                                    to any deferred compensation that is deferred pursuant to the deferral election to which this Distribution Election Form relates.

☐                                    to the entire value of my Account, provided that these elections may only be changed at least one year in advance of the earliest date on which payments would otherwise commence pursuant to paragraphs 1 or 2 hereof, and may only be changed pursuant to an election that conforms with the requirements set forth in Section 5.3 of the Plan.

With respect to the elections in paragraphs 4 and 5 hereof, I may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the

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beneficiary designation and the manner of payment to a Beneficiary.  Such elections shall, however, become irrevocable upon my death.

7.                                       Mutual Commitments.  The Company agrees to make payment of all amounts due to me in accordance with the terms of the Plan and the elections I make herein.  I agree to be bound by the terms of the Plan, as in effect on the date hereof or properly amended hereafter.

8.                                       Tax Consequences to Participant.  I acknowledge that I am solely responsible for the satisfaction of any taxes that may arise under the Plan (including any taxes arising under Sections 409A or 4999 of the Code).  I understand that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes or to prevent me from incurring them.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:	PARTICIPANT

Witnessed by:	NORTHWESTERN CORPORATION

By

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